Exhibit 10.6

PRIVATE INSTRUMENT OF COMMERCIAL LEASE AGREEMENT

1- PARTIES:

By this private instrument between the parties, on the one side, hereinafter referred to as “LESSOR”,  EMPREENDIMENTOS E PARTICIPAЗХES VILLAVERDE S/C LTDA., a limited liability company, headquartered in this Capital City at Av. Morumbi, n. 6901, 1o andar, enrolled with  CNPJ/MF under n. [---], with its articles of incorporation entered into by on July 25, 1979, filed under n. [---], on August 07, 1979, before the 1st Civil Registry of Legal Entities of this Capital City and further amendments, respectively filed before such Registry under n. [---] as of April 28, 1982; [---] on June 01, 1987; [---] on August 28, 1990; [---] on August  08, 1991; [---] on May 27, 1992 and [---] on February 06, 1996, hereby duly represented in the manner provided in clause 9 of its articles of incorporation combined with the provisions of clause second of corporate amendment registered under n. [---], already alluded to above, by its shareholder MANUEL VILLAVERDE GRANA, Spanish, married, businessman, bearer of the foreigner identity card n. [---], enrolled with CPF/MF under n[---], resident and domiciled in this Capital City and, on the other side,  hereinafter referred to as "LESSEE", CIMCORP COMЙRCIO INTERNACIONAL E INFORMБTICA LTDA., a limited liability company headquartered at Rua Dempachi Nakayama, n. [---], sala 02, Barueri - SP, enrolled with CNPJ/MF under n. [---], hereby duly represented in the manner of its consolidated bylaws registered under n.  [---], on March 19, 2001, before the State of São Paulo Board of Trade by its legal representative Mr. TADEU VANI FUCCI, Brazilian, married, businessman, bearer of the Identity Card RG n. [---]-SSP/SP, enrolled with CPF/MF under n. [---], resident and domiciled in the Capital City of São Paulo at Rua Dr. Chibata Miyakoshi, n. [---], apto. 91-C.

2 – LEASED PROPERTY

2.1.- LESSOR is the legitimate owner of EDIFICIO GREENVILLE (Greenville Building), located at Avenida Morumbi, 6901. The leased area includes the store funds, 06 floors (from 1st to 6th floor) and the caretaker's house on the 7th floor, with 38 (thirty eight) parking spaces of common use in the garage.

2.2 - The property, subject of this agreement is solely intended for LESSEE’s office and group companies, and is hereby handed to LESSEE in the state of new, becoming the latter as the first occupant and must therefore be even returned at the end of the lease without deterioration and with the paint renewed.

3- CONSERVATION AND IMPROVEMENTS

3.1. – After carrying out works or repairs which are necessary to the property security, LESSEE obliges itself by remaining ones and shall keep the leased property and its belongings in perfect condition, conservation and cleaning.

3.2. - All improvements that are performed, excluded those of professional nature and furniture, one (1) gas generator of 35 KVA plus another generator of 120 KVA, shall be integrated to the property; LESSEE is not entitled to any compensation or retention by them. The introduction of such improvements depends on the LESSOR written consent.

3.3. - LESSOR now authorizes the placement of a generator of 120WA into the building on behalf of LESSEE, and such equipment may be removed or incorporated into the property during the property clearing, by building upon negotiation of an amount to be reimbursed by LESSEE to LESSOR.

4 - DURATION

4.1. - The lease term is now adjusted to 48 (forty eight) months, commencing on July 10, 2001, ending on 09 July 2005, at which time LESSEE agrees to deliver the property free and clear of things and people in the state that received it, except in the case of extension of the lease, which should only be written.

4.2. - If LESSEE does not return the property back at the end of the lease term, it shall pay while in the possession of the same, the monthly lease adjusted in accordance with clause 6 (six), until its effective clearing out.

5 – LEASE PRICE

5.1. The monthly lease is of R$ 42,000.00 (Forty-Two Thousand Reais), payable by the tenth day of each month following past due regardless of any warning or notice on behalf of LESSOR, through bank deposit at UNIBANCO, Agency No. 0335, Bank Account No. [---], serving the bank deposit as a lease payment receipt or through a manner indicated by LESSOR.

5.2.- LESSOR shall grant a special discount of R$ 6,000.00 (six thousand reais) in the amount of the monthly lease for the first eighteen months of the lease being that from the nineteenth month the monthly lease value shall be as set forth in Clause 5.1, due updated.

5.3. - The allowances described above (Clause 5.2) aim to solely provide the parties’ principle of economic balance it being understood that in no time LESSEE may claim the figure to the novation. In contrast, LESSEE may not terminate this instrument, unless the assumptions set out below, before 48 months, under penalty of losing the right to subsidies granted herein. Consequently, if this were to occur, any debt discharged of subsidies shall be charged against the same, as well as its guarantors jointly and severally liable with this at once through the enforcement process, including responding LESSEE by contractual penalty under this Instrument.

5.4- LESSOR grants LESSEE a grace period of sixty (6) days concerning the lease of the first and second months corresponding to the months of July and August 2001, especially due to the premises of LESSEE.

5.5- Failure to timely payment of lease or any other charge before the time specified shall constitute   LESSEE in default regardless of any notice and gives LESSOR the right to immediately terminate this contract by charging leases and encumbrances including arrears with the additions stipulated in section 10.3 of this agreement.

5.6- If LESSOR admits any delay in payment of lease and other charges or to fulfill any other contractual obligation for benefit of LESSEE such tolerance can not be considered as an alteration of the conditions of this agreement by LESSEE as it shall constitute an act of mere liberality of LESSOR.

6 – LEASE ADJUSTMENT

6.1 - The monthly lease herein agreed upon shall be annually adjusted as of this date in accordance with current legislation, by varying the IGPM from Getúlio Vargas Foundation, or, failing this, by another official rate allowed by the Federal Government at the time. Likewise and by the same index above, the allowance shall be adjusted on the lease amount set forth in Clause 5.2 of this Instrument.

6.2 - If by virtue of law thereafter the adjustment of the lease were to be admitted at intervals less than provided in current law, the parties agree that such adjustment shall be done immediately, in the shortest time that is allowed by subsequent and applicable law in this agreement.

6.3 – If the extension of compulsory lease comes to happen, the lease shall be adjusted according to the rates provided in this Clause.

6.4.         - For lease is kept updated for both parties LESSOR and LESSEE by mutual agreement between both agree since now that around the 25th (twenty-fifth] month lease a review upon evaluation by two reputable companies shall be carried out.

7    - CHARGES

7.1. - All taxes and fees that are currently imposed on the leased property and any increase thereof, or new ones that may be established by the Government shall be borne by LESSEE. At rest, LESSEE undertakes to make payment of condo ordinary expenses and the property tax. In the present fiscal year, the launching of Urban Building and Land Tax (property tax) is levied on the entire building leased. The payment of this tax shall be prorated on the ideal portion of land of each of the autonomous units.

7.2. - If LESSOR permits LESSEE to make direct payment of the charges mentioned in the previous section, it is obliged to submit to LESSOR a monthly copy of such redemption vouchers.

7.3. - LESSEE hereby represents that it is fully aware on that the recovery of lease debts does not mean subsequent discharge of other obligations due and left to be collected in certain occasions, especially the charges set forth in this Agreement.

7.4       - LESSEE shall be responsible for expenses and fines arising from any of the notices of withholding taxes and other purposes relating to the property subject of this lease.

7.5.        - LESSEE undertakes, furthermore to provide the transfer of Eletropaulo and Comgás accounts to its name within thirty (30) days.

8    - ASSIGNMENT, SUBLEASE AND TRANSFER

8.1. - LESSEE is expressly forbidden to sublease the property in whole or in part, assign it to third parties or transfer this contract, as well as to dispose of the different use or purpose as provided above, without the prior written consent of LESSOR.

8.2. – Independently of vesting of possession, LESSOR is already authorized to take the property back without any formalities and without prejudice to other clauses and provisions should it be abandoned by , being the latter responsible to pay arrears on leases, charges and expenses.

8.3. LESSE agrees to notify LESSOR or its agent at the end of this lease in writing within a minimum of sixty (60) days in advance on its intention to vacate the property herein leased, so that it shall make a survey of charges or expenses mentioned in clause seven (7) hereof which bears upon responsibility of LESSE and for whatever reason have not been paid.

9 - GUARANTEES

9.1. – The following guarantors and main obligors also signed this agreement being severally liable for all obligations of LESSEE due by law and by this agreement and until the effective evacuation of the building and handing of the keys upon receipt issued by LESSOR and conditions contained herein, as well as by changes in the lease and accessories that occur in the course of the lease, due to the application of rates authorized by law, by contract or by agreement between the parties, Messrs.: JURY SAUKAS, Brazilian, engineer, bearer of identity card RG No. [---]SSP / SP, CPF / MF under No. [---], married to Mrs. IOCO SATO SAUKAS, Brazilian, professor, bearer of the identity card RG No. [---]SSP / SP, CPF / MF under No. [---], resident and domiciled at Av 15 de novembro n. [---], Itapecerica da Serra, SP and Mr. TADEU VANI FUCCI, Brazilian, married, businessman, bearer of Identity Card RG No. [---]-SSP/SP, CPF / MF under No. [---], resident and domiciled in the Capital City of the State of Sгo Paulo, at Rua Dr. Chibata Miyakoshi, No. [---], apt. 91-C.

9.2. - The first qualified guarantors above declare that they are rightful owners of properties located in the municipality of Itapecerica da Serra in the State of São Paulo, at Rua XV de Novembro n. 314, registration n° 37.860, and the other at Av Florianopolis, n. 60, registration n. 29.211, both registered before the Property Registry Office of Itapecerica da Serra - SP.

9.3. - The guarantors, main obligors expressly waive the rights and benefits conferred by articles 1491, 1492, 1499, 1500, 1503 and 1504, all from the the Brazilian Civil Code.

9.4. - In case of death or insolvency of the guarantors, LESSEE undertakes, within thirty (30) days from the date of death or adjudication of insolvency to submit suitable substitute for them, under penalty in not doing so to allow LESSOR to opt for contract termination and application of penalties or deposit equivalent to three (3) lease months.

9.5. - It is expressly agreed that the bankruptcy of LESSE shall not relieve guarantors as they remain responsible until the property is empty and delivery of such as provided in this Agreement.

9.6. - LESSOR, LESSE and GUARANTORS expressly authorize that any citations, subpoenas or notices that are required to take because of this contract shall be carried out in compliance with the provisions of Article 58, item IV of the Law 8.245/91.

9.7. - Herein, LESSE and GUARANTORS appoint them and constitute them as being attorneys among themselves for the special purpose of receiving citations and subpoenas, notices or summons of any kind relating to obligations under this Agreement.

9.8. – LESSE expressly assumes the civil and criminal liability for GUARANTORS’ signatures legitimacy.

9.9. - The company VALENTINA CARAN IMÓVEIS S / C Ltda. shall receive directly from LESSOR the value of a lease rated as commission in the mediation of this lease, payable in three (3) equal and consecutive installments valued at R$ 14,000.00 (fourteen thousand reais) each, maturing on October 1, 2001 and the remaining on the same date in subsequent months.

10 - PENALTIES

10.1. - Everything due by reason of this agreement shall be charged in enforcement proceedings or through specific lawsuit in the venue where property is situated, with waiver of any other as being privileged than either; the unsuccessful party being responsible to pay all judicial and extrajudicial expenses, plus 20% (twenty percent) of attorneys' fees in addition to the principal and penalty prescribed in section 10.3.

10.2. - It is stipulated a penalty of three (03) leases effective at the time of the offense, which incurs by the breaching party to any provision of this agreement, except getting to the innocent party the right to terminate the lease regardless of any other judicial or extrajudicial formality. In the event of cancellation or return of the property by LESSEE prior to the expiration date of the lease, it agrees to pay LESSOR the value corresponding to three (03) leases in force at the time of occurrence of such.

10.3. - Failure to pay the lease and other charges provided for in this agreement upon due is considered by itself as being LESSEE in arrears regardless of any judicial or extrajudicial notification and shall subject LESSEE to penalties of two percent (2%) on the debt in arrears, as well as the interest of one percent (1%) per month and indexation based on the greater official index determined by the Federal Government.

10.4. - LESSOR is allowed to refuse the acceptance of a property if, at the moment of its return it is not found in the conditions provided for in clause n. two (2) and LESSE refuses to make the necessary repairs to do so, or to indemnify LESSOR for the value ascribed by it on the costs of restoration; and LESSE is responsible to pay the lease and the property taxes, condo fees and expenses until the date of completion of restoration and effective restitution of property back to LESSOR. LESSE is also obliged to pay the cost of possible judicial inspection, if necessary, proof of default obligation, attorneys’ fees, court costs and general discharge, without prejudice to the interest and monetary correction on the value of liquidated damages until the effective date of settlement.

11 – FINAL PROVISIONS

11.1. - This lease is governed according to Law No. 8245 of October 18, 1991, the Civil Code or the Brazilian Civil Procedure Code, as applicable.

11.2. – LESSOR, by itself or by its agents, is authorized to inspect the property whenever it deems necessary, provided that day and time are previously agreed with LESSEE.

11.3. – LESSEE is obliged to meet at its sole account any governmental requirement due in virtue of the activity performed in the property, assuming all responsibility for any offenses it has caused by failure on regarding such determinations arising from competent authorities.

11.4. - In case of property expropriation under this agreement, LESSOR and its officers or attorneys shall be exempted from any liability arising out of this agreement; being LESSEE allowed to sue only the Expropriating Power.

11.5. – LESSEE may be cited, summoned or notified by mail with return receipt "AR", facsimile, phonogram or by other forms of the Code of Civil Procedure, if necessary, as authorized by article 58, section IV of the Law 8245 of October 18, 1991.

11.6. - LESSEE undertakes to comply with the provisions of the Condo Convention and Rules of Internal Procedure of the Building now leased of which a copy is delivered to LESSEE to be known.

11.7. – The competent court to settle all questions arising under this agreement shall be the João Mendes Junior Court, in the city of São Paulo with express waiver of any other for more privileged than either, regardless of the household that any of the parties shall have.

And as being agreed and contracted the parties have signed this instrument in three (03) identical counterparts and for the same purpose together with two undersigned witnesses by promising to make it always good and valid to themselves and their successors.

São Paulo, July 05, 2001

LESSOR: EMPREENDIMENTOS E PARTICIPAÇÕES VILLAVERDE S/C LTDA
MANUEL VILLAVERDE GRANA

LESSEE: CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA LTDA.
TADEU VANI FUCCI

GUARANTORS: JURI SAUKAS
IOCO SATO SAUKAS
TADEU VANI FUCCI

WITNESSES (illegible)

AMENDMENT TO THE PRIVATE INSTRUMENT OF COMMERCIAL LEASE AGREEMENT LOCATED AT AVENIDA MORUMBI N. 6.901, IN THE FORM BELOW:

By this private instrument made and signed in three (3) equal counterparts of same content and form, EMPREENDIMENTOS E PARTICIPAÇÕES VILLAVERDE S/C LTDA, EMPREENDIMENTOS E PARTICIPAÇÕES VILLAVERDE S/C LTDA., a limited liability company, headquartered in this capital city at Av. Morumbi, n. 6901, 1o andar, enrolled with the CNPJ/MF under n. 51.600.583/0001-22, with its articles of incorporation entered into by on July 25, 1979, filed under n. 20.565, on August 07, 1979, before the 1st Civil Registry of Legal Entities of this Capital City and further amendments, respectively filed before such Registry under n. 39.545 as of April 28, 1982; 93.837 on June 01, 1987; 134.152 on August 28, 1990; 144.951 on August  08, 1991; 153.970 on May 27, 1992 and 197.356 on February 06, 1996, hereby duly represented in the manner provided in clause 9 of its articles of incorporation combined with the provisions of clause second of corporate amendment registered under n. 144.951, already alluded to above, by its shareholder MANUEL VILLAVERDE GRANA, Spanish, married, businessman, bearer of the foreigner identity card n. W124.599-A, enrolled with CPF/MF under n. 057.718.968-72, resident and domiciled in this capital city hereinafter referred to as LESSOR and on the other side as LESSEE, CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S/A, a limited liability company headquartered at Rua Dempachi Nakayama, n. 23, sala 02, Barueri - SP, enrolled with CNPJ/MF under n. 59.773.416/0001-95, hereby duly represented in the manner of its consolidated bylaws registered under n.  47.692/01-7, on March 19, 2001, before the State of São Paulo Board of Trade by its legal representative Mr. TADEU VANI FUCCI, Brazilian, married, businessman, bearer of the Identity Card RG n. 4.398.962-7-SSP/SP, enrolled with CPF/MF under n. 011.370.698-72, resident and domiciled in the capital city of São Paulo at Rua Dr. Chibata Miyakoshi, n. 300, apto. 91-C and JURI SAUKAS, Brazilian, married, engineer, bearer of the Identity Card RG n. 3.649.88-9 SSP/SP, enrolled with CPF/MF under n. 608.016.898-72, adjust and add the lease contract was agreed to on July 1, 2004 Renewal and agreed on December 1, 2007, under the following terms and conditions:

I   - In accordance with the item no. 3 of the Private Instrument of Commercial Lease Agreement the monthly lease shall be adjusted as of December 1, 2008 by the IGP-M issued by Getúlio Vargas Foundation, from R$ 27,000.00 (Twenty-seven thousand reais) to R$ 30,302.10 (Thirty thousand three hundred and two reais and ten cents);

II     - A discount of R$ 302.10 (three hundred and two reais and ten cents) shall be granted for a period of twelve (12) months due for leases paid by until day 10 of each month;

III- After a period of such twelve (12) months, the lease shall be adjusted by the IGP-M index, issued from the Getulio Vargas Foundation, or in the absence or disability of such, another index that is established by the Federal Government for such purpose, or yet, failing that, by the index reflecting inflation in the period, on the total amount of lease without considering the discount granted;

IV - All other terms and conditions set out in the Original Agreement signed by LESSOR and LESSEE shall remain in full force with the modifications set now being this amendment an integrant part of the original Lease Agreement for all purposes of law.

São Paulo, December 01, 2008

LESSOR: EMPREENDIMENTOS E PARTICIPAÇÕES VILLAVERDE S/C LTDA
MANUEL VILLAVERDE GRANA

LESSEE: CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA LTDA.
TADEU VANI FUCCI  JURI SAUKAS

GUARANTORS: TADEU VANI FUCCI
JURI SAUKAS
IOCO SATO SAUKAS

WITNESSES